UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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United Bancshares, Inc.

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UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2007

TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.:

You are cordially invited to attend the Annual Meeting of the Shareholders of United Bancshares, Inc. to be held on April 25, 2007 at 7:30 p.m. at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio, for the purpose of considering and acting on the following:

1.

Election of directors to serve until the 2008 Annual Meeting;

2.

An amendment to the Code of Regulations of United Bancshares, Inc. to allow for the issuance of non-certificated shares; and

3.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 2, 2007 will be entitled to vote at the meeting.

March 21, 2007

By Order of the Board of Directors

Bonita R. Selhorst, Secretary

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the Corporation, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

ANNUAL MEETING OF SHAREHOLDERS

April 25, 2007

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of United Bancshares, Inc. (also referred to in this Proxy Statement as “United Bancshares” or the “Corporation”), in connection with the Annual Meeting of Shareholders to be held at 7:30 p.m. on April 25, 2007 at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio (the “Annual Meeting”), or at any adjournments thereof.

The Annual Meeting has been called for the following purposes: (i) to elect seven directors to serve on the Board of Directors until the 2008 Annual Meeting,  (ii) to amend the Regulations of the Corporation to allow for the issuance of non-certificated shares, and  (iii) to transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting are being mailed to Shareholders on or about March 21, 2007.

REVOCATION OF PROXIES AND DISCRETIONARY

AUTHORITY

Shares of United Bancshares common stock can be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked by (i) written notice to the Secretary of United Bancshares (addressed to: United Bancshares, Inc., 100 South High Street, Columbus Grove, Ohio 45830, Attention: Secretary) prior to the time the proxy is voted; or (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting; or (iii) in open meeting at any time before the proxy is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted FOR the nominees for director set forth in this Proxy Statement and FOR the amendment to the Corporation's Regulations to allow for the issuance of non-certificated shares as set forth in this Proxy Statement.  The proxy confers discretionary authority on the proxy holder to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Annual Meeting; (iii) an adjournment of the meeting; and (iv) any other business that may properly come before the Annual Meeting or any adjournments thereof.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by United Bancshares and the cost of soliciting proxies will be borne by United Bancshares.  Proxies may be solicited by mail, personal telephone, electronic mail or facsimile by directors, officers and employees of United Bancshares who will receive no compensation in addition to their regular compensation.  United Bancshares may decide that it is appropriate to retain a proxy solicitation firm or agency to solicit proxies.  If a proxy solicitation firm or agency is retained, United Bancshares will bear the cost.

VOTING SECURITIES

Each of the shares of United Bancshares common stock outstanding on March 2, 2007, the record date of the Annual Meeting, is entitled to one vote on all matters coming before the meeting.  As of February 14, 2007, United Bancshares had 3,561,940 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Corporation on March 2, 2007, will be entitled to vote at the meeting either in person or by proxy.  Pursuant to the Regulations of the Corporation, the shareholders present in person or by proxy at the Annual Meeting shall constitute a quorum.

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee, your nominee is required to vote those shares in accordance with your instructions.  If the nominee does not receive instructions from the beneficial owner, the nominee will be entitled to vote the shares on certain routine items.  The nominee is not entitled to vote the shares (absent instructions from the beneficial owner) with respect to non-routine matters.  When the nominee does not receive instructions from a beneficial owner concerning a non-routine matter, over which the nominee has no voting discretion, a “broker non-vote” occurs.  Shares treated as broker non-votes are included for purposes of determining whether a quorum exists, however, such shares will not be counted as being in favor of or against any proposal placed before the shareholders at the Annual Meeting.

The following table sets forth, as of February 14, 2007, the ownership of common stock by management of United Bancshares, including (i) the common stock beneficially owned by each director, nominee for director and executive officer of United Bancshares and (ii) the common stock beneficially owned by all officers, directors and nominees for director as a group.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

Name	Position	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding(1)
Robert L. Benroth	Director	7,000	(2)	0.20%
Robert L. Dillhoff	Director	22,561	(3)	0.63%

James N. Reynolds	Director, Chairman	62,487	(4)	1.75%
H. Edward Rigel	Director	30,325	(5)	.85%
David P. Roach	Director	17,463	(6)	.49%
Daniel W. Schutt	Director, President	7,123	(7)	.20%
Bonita R. Selhorst	Secretary	20,318	(8)	.57%
R. Steven Unverferth	Director	2,003.06%
Brian D. Young	Chief Financial Officer, Treasurer	6,044	(9)	.17%
All directors, nominees and officers as a group (9 persons)		175,324		4.92%

(1)

Reflects percentage ownership based on all issued and outstanding shares and the outstanding options of the respective individuals.

(2)

Includes 6,000 shares held jointly with Mr. Benroth’s brother.

(3)

Includes (a) 10,587 shares owned by Mr. Dillhoff jointly with his spouse; and (b) 4,068 shares owned by Mr. Dillhoff through his IRA.

(4)

Includes (a) 37,790 shares owned by Mr. Reynolds’ spouse; and (b) 1,727 shares allocated to Mr. Reynolds under the Corporation’s Employee Stock Ownership Plan.

(5)

Includes 15,135 shares held in a trust of which Mr. Rigel is a co-trustee.

(6)

Includes options to purchase 12,006 shares of common stock.

(7)

Includes 4,746 shares owned by Mr. Schutt through his IRA and 1,655 shares allocated to Mr. Schutt under the Corporation's Employee Stock Ownership Plan.

(8)

Includes 11,604 shares allocated to Ms. Selhorst under the Corporation’s Employee Stock Ownership Plan.

(9)

Includes 3,296 shares allocated to Mr. Young under the Corporation’s Employee Stock Ownership Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

The following table sets forth information concerning the nominees for directors of United Bancshares.  All of the nominees are currently directors of the Corporation.

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since(2)
Robert L. Benroth	44	Putnam County Auditor(3)	Director	2003	2001

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since(2)
Robert L. Dillhoff	60	Retired Administrator, Department of Transportation	Director	2001	1991
James N. Reynolds	69	Retired banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	64	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	56	Manager, Maverick Media Radio Stations of Ohio	Director	2001	1997
Daniel W. Schutt	59	President and Chief Executive Officer of United Bancshares(4)	Director and President	2005	2005
R. Steven Unverferth	54	President, Unverferth Manufacturing Corporation, Inc.	Director	2005	1993

(1)

Except as otherwise indicated in this Proxy Statement, each nominee has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Robert Benroth previously served as the Putnam County Treasurer 1997-2007.

(4)

On January 24, 2005, Mr. Schutt was appointed President and Chief Executive Officer of United Bancshares and filled the vacancy on the Board created by Mr. E. Eugene Lehman's retirement.  Mr. Schutt has over 40 years of banking experience, including over 23 years of executive management experience.  He served as Executive Vice President of Farmers & Merchants State Bank in Archbold, Ohio from July 2004 to January 2005; Executive Vice President of The State Bank & Trust Co. in Defiance, Ohio from November 2002 to July 2004 and President of The Union Bank Company from June 1998 to November 2002.

With the resignation of two directors since the last shareholders meeting, the Board of Directors, in accordance with the Corporation's Regulations, has set the number of directors at seven.  The Board of Directors considered the board size and the needs of the Corporation and has determined that it is in the best interests of the Corporation to reduce the size of the board at this time.  In the future, should the Board of Directors determine that additional new members would be beneficial to the Corporation, it will take action to increase the size of the board and work with the Nominating Committee to find suitable candidates for placement on the board.  The seven nominees for director of United Bancshares receiving the most votes will be elected as directors.

The Board of Directors recommends that shareholders vote FOR the election of the nominees. Shares as to which authority to vote is withheld, abstentions and broker non-votes that are present in person or by proxy will not be counted and will have no effect on the outcome of the election.

It is intended that common shares represented by the accompanying form of proxy will be voted FOR the election of the nominees and, unless contrary instructions are indicated as provided on the proxy card.  (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card).  If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

PROPOSAL 2 - PROPOSED AMENDMENT TO THE CORPORATION'S  REGULATIONS

The Corporation's shares are traded on the NASDAQ Global Market, and the Corporation is therefore required to comply with all applicable NASDAQ listing standards.  In August, 2006, the United States Securities and Exchange Commission approved a change to the NASDAQ listing standards that requires securities listed to be eligible for a Direct Registration System ("DRS") operated by a securities depository.  A DRS allows an investor to establish, either through the issuer's transfer agent or through the investor's broker-dealer, a book-entry securities position on the books of the issuer and to electronically transfer that securities position between the transfer agent and the broker-dealer through facilities administered by a registered clearing agency, such as a securities depository.  The SEC has stated that a DRS provides for "more accurate, quicker and more cost-efficient transfers; faster distribution of sale proceeds; reduced number of lost or stolen certificates and a reduction in the associated certificate replacement costs."  Currently, the Depository Trust Company is the only registered clearing agency operating a DRS.  Beginning January 1, 2008, all equity securities listed on NASDAQ will be required to be DRS eligible.

The Corporation's shares are not presently DRS eligible because the relevant section of its Regulations does not permit the issuance of uncertificated, or book entry, shares.  In order to bring the Corporation into compliance with the new NASDAQ requirement, management proposes to amend the Corporation's Regulations to explicitly provide the authority to issue both certificated and uncertificated shares.  While the Corporation currently intends to continue offering physical share certificates for the foreseeable future, this amendment would offer the Corporation the flexibility to offer investors the option of registering their shares electronically, as well as making the Corporation's shares DRS eligible as required by NASDAQ.

At the annual meeting, a proposal to amend Article VIII, Section (a) of the Corporation's Regulations to read in its entirety as follows will be placed before the shareholders for their consideration:

"Section  1.

Form and Execution. If shares are represented by certificates, certificates for shares of the Corporation shall be in such form as the board of directors may, from time to time, approve.  The Board of Directors may provide that some or all of any or all classes and series of the Corporation's shares shall be uncertificated shares, provided that such authorization shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation and that the resolution shall not apply to a certificated security issued in exchange for an uncertificated security.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to division (A) of section 1701.25 of the Ohio Revised Code.

In the event that shares are represented by certificates, such certificates shall be signed by the Chairman of the Board of Directors, or the President or a Vice President, or by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer of the corporation, which certificates shall certify the number and class of shares held by the shareholder in the corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered."

The affirmative vote of the holders of at least a majority of the Corporation's outstanding common stock is required to approve the proposal.  Abstentions and broker nonvotes will therefore have the same effect as votes against the proposal.

The board of directors recommends a vote FOR the amendment to the Code of Regulations.  Proxies for common shares solicited by the board will be voted FOR the proposal unless shareholders specify a contrary choice in their proxies.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies each of the current directors and executive officers of United Bancshares.

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since (2)
Robert L. Benroth*	44	Putnam County Auditor 2007(3)	Director	2003	2001
Robert L. Dillhoff	60	Retired Administrator, Department of Transportation	Director	2001	1991
James N. Reynolds	69	Retired banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	64	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	56	Manager, Maverick Media Radio Stations of Ohio	Director	2001	1997
Daniel W. Schutt	59	President and Chief Executive Officer of United Bancshares(4)	Director and President	2005	2005
R. Steven Unverferth	54	President of Unverferth Manufacturing	Director	2005	1993

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since (2)
Bonita R. Selhorst	60	Secretary of United Bancshares	Secretary	N/A	N/A
Brian D. Young	40	Chief Financial Officer, United Bancshares(5)	Chief Financial Officer and Treasurer	N/A	N/A

(1)

Except as otherwise indicated in this Proxy Statement, each director and officer has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Robert Benroth previously served as the Putnam County Treasurer 1997-2007.

(4)

On January 24, 2005, Mr. Schutt was appointed President and Chief Executive Officer of United Bancshares and filled the vacancy on the Board created by Mr. E. Eugene Lehman's retirement.  Mr. Schutt has over 40 years of banking experience, including over 23 years of executive management experience.  He served as Executive Vice President of Farmers & Merchants State Bank in Archbold, Ohio from July 2004 to January 2005; Executive Vice President of The State Bank & Trust Co. in Defiance, Ohio from November 2002 to July 2004 and President of The Union Bank Company from June 1998 to November 2002.

(5)

Mr. Young has served as the Chief Financial Officer of United Bancshares since 2001 and as the Treasurer  since 2002.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.  Such beneficial owner under this definition need not enjoy the economic benefit of such securities.  The shareholder identified in the following table is deemed to be beneficial owner of 5% or more of the common stock of United Bancshares as of December 31, 2006.  The Corporation is not aware of any other shareholder beneficially owning 5% or more of the Corporation’s common stock.

Title of Class	Name and Address of Beneficial Owner	Numbers of Shares Beneficially Owned	Percent of Class
Common	Joe S. Edwards, Jr. 2626 Shoreline Drive Lima, Ohio 45805	185,101	5.19%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of conducting its business, United Bancshares, for itself or through its banking subsidiary, may engage in transactions with the employees, directors and managers of United Bancshares and The Union Bank Company which may include, but not be limited to, loans. With the exception of certain discounts available to employees which are administered in accordance with Ohio banking law, all banking transactions with directors, employees or managers of United Bancshares, or its subsidiary, are conducted on the same basis and terms as would be provided to any other bank customer.  In addition, each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

To the knowledge of United Bancshares, no director, officer or affiliate of the Corporation, owner of record or beneficially of more than 5% of the Corporation’s common stock, or any associate of any such director, officer, affiliate of the Corporation or security holder, is an adverse party to the Corporation or any of its subsidiaries or has a material interest that is adverse to the Corporation or any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires United Bancshares’ officers and directors and persons who own more than 10% of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish United Bancshares with copies of all Section 16(a) forms they file. Based solely on the Corporation’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, the officers, directors and greater than 10% beneficial owners of United Bancshares have complied with all applicable filing requirements.

CORPORATE GOVERNANCE

Board of Director and Shareholders Meetings

The Board of Directors met ten (10) times during the fiscal year ended December 31, 2006. The directorate as a whole attended at least 95% of the total number of Board meetings and five of the directors attended 100% of the total number of meetings.  Seven directors attended the 2006 Annual Meeting of Shareholders.  Directors receive $8,000 annual compensation for their service on the Board of Directors of United Bancshares.  Additionally, the Chairman of the Board receives $3,000 and the Chairman of the Audit Committee receives $1,500 for their service in these positions.  Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.  All of the directors of United Bancshares also serve as directors of United Bancshares’ depository subsidiary, The Union Bank Company.  Each of the outside directors may receive additional compensation for their services as a director of a subsidiary.

Board of Director Independence

Each year the Board of Directors reviews the relationships that each director has with the Corporation and with other parties.  Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASD Rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors.  Such definition of independence is not available on the Corporation's website. It is attached to this Proxy Statement as Appendix A.  The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members.  These factors include its members’ current and historic relationships with the Corporation and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Corporation; and the relationships between the

Corporation and other companies of which the Corporation’s board members are directors or executive officers.  After evaluating these factors, the Board of Directors has determined that all of the Directors, with the exception of Daniel W. Schutt, are independent directors of the Corporation within the meaning of applicable NASD Rules.

Independent members of the Board of Directors of the Corporation meet in executive session without management present, and are scheduled to do so at least two times per year.  The Board of Directors has designated James N. Reynolds as the presiding director for these meetings.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairman of standing committees of the Board of Directors by writing directly to those individuals at the following address: 100 South High Street, Columbus Grove, Ohio 45830. The Corporation’s general policy is to forward, and not to intentionally screen, any mail received at the Corporation’s corporate office that is sent directly to an individual.

Code of Ethics

On February 17, 2004, the Board of Directors adopted a Code of Ethics which is applicable to the Chief Executive Officer, Chief Financial Officer and all other senior financial officers.  A copy of the Code of Ethics is attached hereto as Appendix B.  In addition, the Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has an Audit Committee the members of which are R. Steven Unverferth, Robert L. Dillhoff, and Robert L. Benroth.  The Audit Committee was created and a written charter for the Audit Committee was adopted on August 8, 2000, and amended on February 15, 2005.  All of the members of the Audit Committee are (i) independent directors as defined in NASD Rule 4200; (ii) meet the criteria for independence set forth in Rule 10A(m)(3) of the Securities Exchange Act of 1934; and (iii) have not participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three year.  The Board of Directors has determined that Robert L. Benroth is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence with management.  The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Corporation provided to the SEC, the Corporation’s shareholders and to the general public; (ii) the Corporation’s internal financial and accounting controls and processes; and (iii) the independent audit process.  The Audit Committee met a total of five (5) times during the fiscal year ended December 31, 2006.  A copy of the Audit Committee Charter is attached hereto as Appendix C.

The Corporation has a Nominating Committee, the members of which are Robert Dillhoff, Robert Benroth, and H. Edward Rigel.  Each member of the Nominating Committee is independent within the meaning of applicable SEC and NASD Rules.  The Nominating Committee was formed in 2003.  This Committee is responsible for reviewing the qualifications of potential candidates for the Board of Directors, including those potential candidates submitted by shareholders.  In addition, the Nominating Committee recommends to the Board of Directors candidates for election as directors at the Corporation’s annual meetings and candidates to fill vacancies on the Board of Directors. Historically, United Bancshares has not received director candidate nominations from its shareholders and, therefore, does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by the Board of Directors are evaluated. Shareholders may send director nomination recommendations to the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830. The Nominating Committee met a total of two (2) times during the fiscal year ended December 31, 2006. The Nominating Committee has adopted a written charter. The Nominating Committee Charter is not available on the Corporation’s website; however a copy of the charter is attached hereto as Appendix D.

It is a policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Corporation and serving the long-term interest of the Corporation’s shareholders. The Nominating Committee’s process for identifying and evaluating nominees is as follows:  (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Corporation during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Corporation during the applicable time period; and (2) in the case of new director candidates, the Nominating Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.  The Nominating Committee may conduct an interview of a possible candidate and then meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent for purposes of the NASD Rules.  It then selects a candidate for recommendation to the Board of Directors by majority vote.  In seeking potential nominees, the Nominating Committee uses its network of contacts and those who have expressed interest to compile a list of potential candidates.  To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee meets as many times as necessary to determine the nominees for the Board of Directors for the next annual meeting.

United Bancshares has a Compensation Committee, the members of which are David P. Roach, R. Steven Unverferth and Robert L. Dillhoff. Each member of the Compensation Committee is independent within the meaning of applicable NASD Rules and non-employee directors within the meaning of Section 162 of the Internal Revenue Code and Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for reviewing the compensation, performance and retention related issues with respect to the executive officers of United Bancshares. The Compensation Committee does not have a charter.

Audit Committee Report

The Audit Committee of United Bancshares’ Board of Directors is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of applicable NASD Rules. The Audit Committee operates under a written charter approved by the Board of Directors.  A copy of the Audit Committee Charter is attached hereto as Appendix C.

Management of the Corporation is responsible for the Corporation’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.  The Corporation’s auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The Committee has also reviewed and discussed with Clifton Gunderson LLP, the Corporation’s independent auditors, the matters required to be discussed by SAS 61 (Statement on Auditing Standards), as may be modified or supplemented.  The Audit Committee also discussed with the independent auditors the overall quality of the Corporation’s accounting policies.

The Audit Committee also has received the written disclosures from the independent accountants regarding its independence within the meaning of the Securities Acts administered by the Securities and Exchange Commission and, as required, has discussed with Clifton Gunderson its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC.

This report has been provided by the Audit Committee:

Robert L. Dillhoff

Robert L. Benroth

R. Steven Unverferth

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Board of Directors of the Corporation is responsible for developing the executive compensation principles, policies and programs for all of our executive officers.  The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid to the Corporation's executive officers and for the performance review of the Chief Executive Officer.

Our compensation programs are designed to provide our executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Corporation’s Board of Directors and the Board of Directors of its subsidiary.  The primary objectives of the executive compensation program are to:

(a)

Support the achievement of the Corporation’s annual and long-term goals and objectives as determined annually by the Corporation’s Board of Directors;

(b)

Establish base salaries targeted at a level for comparable positions within a comparison group of companies in the banking industry (the “Comparison Group”), with incentive opportunities designed to pay additional compensation for outstanding performance; and

(c)

Provide compensation plans and arrangements that encourage the retention of better-performing executives.

Our executive compensation practices seek to provide an opportunity for compensation that varies with responsibility levels and performance.  We utilize compensation and benefits surveys which allow the Compensation Committee and the Board of Directors to compare compensation and benefit levels for its employees to compensation and benefit levels reported by other companies in its industry.  These surveys compare compensation and benefits provided to executive officers and other employees within institutions of similar size, location and structure.

We seek to set base salaries for the Corporation’s executive officers at levels which are competitive with levels for executives with similar roles and responsibilities within the Comparison Group in accordance with the surveys mentioned above.  In setting annual salaries for individuals, the Board of Directors, or the Compensation Committee in the case of the Chief Executive Officer, first considers the compensation paid for similar positions in the banking industry and the executive’s experience, level and scope of responsibility as a benchmark reference.  The Board of Directors, or the Compensation Committee in the case of the Chief Executive Officer, then considers the individual performance of the executive measured against the Corporation’s expectations in developing its salary increase recommendations.

The Board of Directors, or the Compensation Committee in the case of the Chief Executive Officer, reviews the performance objectives for each executive officer on an annual basis.  The objectives are tailored to the particular executive officer's area of responsibility within the Corporation.  For fiscal year 2006, the executive officers were evaluated based on their performance in the areas set forth below:

Daniel W. Schutt - As Chief Executive Officer of the Corporation, Mr. Schutt  is evaluated on the leadership and motivation that he provides in order to help the Corporation achieve the goals and objectives approved by the Board.  The Chief Executive Officer is expected to coordinate the Corporation's communications with shareholders, customers, and employees.  The Compensation Committee also analyses the Chief Executive Officer's ability to ensure that the proper internal controls are in place and followed, thereby protecting the integrity of our financial reporting.  Finally, the Compensation Committee evaluates the Chief Executive Officer's ability to communicate to the Board of Directors the progress towards achieving their goals and objectives, compliance issues, policy exceptions, and operation issues and risks.

Brian D. Young - As the Chief Financial Officer of the Corporation, Mr. Young is evaluated on his ability to assure the integrity and accuracy of the corporate financial records and various regulatory reports.  The Board of Directors reviews the Chief  Financial Officer on his ability to supervise and direct the Union Bank Company's operations, pricing and ALCO functions, including management of the Corporation’s investment portfolio.  The Board of Directors also evaluates the Chief Financial Officer's effectiveness in preparing the budget and advising the executive management team and the Board of Directors on progress toward budget goals.  Finally, the Chief Financial Officer is expected to participate as a member of our senior management team to develop direction and goals and assist in communicating and supporting management's priorities.

The total compensation package of executive officers of the Corporation includes (i) base salary, (ii) discretionary annual cash bonuses,(iii) non-qualified deferred compensation, and (iv) other compensation.  Executive officers also receive other employee benefits generally available to all employees of the Corporation, including participation in the defined benefit plan and medical plans.

It is the belief of the Board of Directors and the Compensation Committee that the overall mix of compensation provided to the executive officers helps the Corporation achieve the compensation objectives discussed above.  The mix of the base salary, the discretionary annual cash bonuses, and the deferred compensation allows us to provide a stable income level to retain our executives, while also giving us a sufficiently flexible framework in order to be able to adapt to changes in the marketplace, as well as creating incentives for our named executives to achieve and surpass our performance objectives.

Base Salary

Base salary is designed to compensate executive officers for fulfilling their basic job responsibilities and to aid in their attraction and retention.  The base salaries depend on the named executives scope of responsibilities, their performance, and the period over which they have performed their respective responsibilities.  Decisions regarding salary increases take into account the named executive's current salary and the amounts paid to the executive's peers in the Comparison Group.  Base salaries are reviewed by the Board of Directors, and as applicable the Compensation Committee on an annual basis.

The Corporation’s Chief Executive Officer has an employment agreement which provides under its terms certain compensation and benefits to him.  The initial term of the agreement ends January 14, 2010.  If he remains employed pursuant to this agreement for the full five year employment period, upon the expiration of the term, the Corporation and he agreed to enter into the change in control agreement, which provides for benefits in the event of a change in control of the Corporation.  The Corporation’s Chief Executive Officer received base salaries of $231,102 and $251,750 in 2005 and 2006, respectively.  At the time of this filing no determination had been made on any adjustments for 2007.

The Corporation’s Chief Financial Officer has an agreement, which provides under its terms certain compensation and benefits to him.  The Corporation’s Chief Financial Officer received base salaries of $141,842 and $136,500 in 2005 and 2006, respectively.  The Chief Financial Officer’s 2005 salary was temporarily increased due to his service as Interim Chief Executive Officer for a transitional period in 2004 and 2005.  At the time of this filing no determination had been made on any adjustments for 2007.

Discretionary Annual Cash Bonus

In addition to the payment of base salary and the provision of standard employee benefits, the Corporation's compensation program provides executive officers the opportunity to earn additional compensation in the form of annual cash bonuses. Annual cash bonuses are given to executives  based on the Board of Director's assessment of each executive's performance against the expectations for such executives set forth above, as well as other financial criteria such as revenue, operating profit, earnings per share, and return on total equity.  After the end of each year, the Compensation Committee and the Board of Directors analyze the Corporation's results from the previous year, conduct their analysis on the performance of the named executive officers, and then determine the annual bonuses.  The Corporation does not generally adhere to rigid formulas in determining the amount of these bonuses, but uses its discretion to evaluate the performance of the named executives in the overall context of the Corporation's evolving business environment.

Taking into account these considerations, in 2006, the Chief Executive Officer received a bonus of $10,000. In 2005, Mr. Schutt received a bonus of $25,000, which was provided to Mr. Schutt in order to encourage him to become the Chief Executive Officer.  In 2006, the Chief Financial Officer was awarded a $6,000 bonus, and in 2005, he was awarded a $500 bonus.  For the upcoming fiscal year 2007, the Board of Directors and Compensation Committee do not expect any changes to the assessment criteria for the discretionary annual cash bonuses.

Non-qualified Deferred Compensation

In order to encourage the named executive officers to remain with the Corporation for an extended period of time, and thereby retain their skills and institutional knowledge,  the Corporation uses non-qualified deferred compensation as a part of its mix of compensation.

Other Compensation

We provide our named executives with other benefits, reflected and further described in the All Other Compensation column in the Summary Compensation Table below.  These other forms of compensation are available to the Corporation’s other employees as well, and represent only a small percentage of each named officer's overall compensation package.  Generally they include matching contributions to the Corporation's Employee Stock Ownership plan and accruals to the Corporation's supplemental executive income plan, which are described in detail below.

Triggering Events for Change in control Payments and Termination Payments

As discussed in more detail below, the employment agreements of the named executive officers, as well as the Chief Executive Officer's Executive Supplemental Income Agreement, and the Chief Financial Officer's Salary Continuation Agreement provide for payments and/or vesting of benefits under certain circumstances in connection with termination of employment and a change in control.  The triggering events for payments and vesting of benefits in the various agreements and plans are relatively common for agreements and plans of this nature, and are designed to provide for fair treatment of the participants under the various circumstances and to reasonably reward the participants for their loyalty and commitment to the Corporation.

Summary Compensation Table

The following table sets forth the compensation paid by United Bancshares on a consolidated basis to the Chief Executive Officer and the Chief Financial Officer.  There were no other named executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2006.

Name and Principal Position	Year	Salary($) (i)	Bonus($) (ii)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (iii)	Total ($)
Daniel W. Schutt, President and Chief Executive Officer of United Bancshares	2006	251,750	10,000	$45,424	20,766(1)	327,940
Brian D. Young, Chief Financial Officer of United Bancshares	2006	136,500	6,000	$1,063	12,775(2)	156,388

(1)

Includes $13,200 of discretionary contributions to the Corporation's Employee Stock Ownership Plan , pursuant to the grant by the Board of Directors to all employees during 2006, and $7,566 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(2)

Includes $8,500 of discretionary contributions to the Corporation's Employee Stock Ownership Plan , pursuant to the grant by the Board of Directors to all employees during 2006, and $4,275 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

The total compensation package of executive officers of the Corporation includes (i) base salary, (ii) discretionary annual cash bonuses, (iii) deferred compensation, and (iv) other compensation, which includes discretionary and matching contributions to the Corporation’s Employee Stock Ownership Plan for the executives’ benefit and the Salary Continuation Agreements.

The Corporation has accrued $67,055 through December 31, 2006 relating to Mr. Schutt’s Executive Supplemental Income Agreement. However, such amounts have not been funded and were not vested at the time of this report.

Executive officers also receive other employee benefits generally available to all employees of the Corporation, including participation in medical plans and the Employee Stock Purchase Plan.

Defined Benefit Plan Disclosure

Executive Supplemental Income Plan

The following table contains information related to our named executive officers' participation in our non-qualified deferred compensation plan.

Non-qualified Deferred Compensation

Name	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Balance at Last Fiscal Year End ($)
Daniel W. Schutt, President and Chief Executive Officer of United Bancshares	$45,424	$67,055
Brian D. Young, Chief Financial Officer of United Bancshares	1,063	3,188

(1)

Such amounts have been expensed and are reflected as an accrued liability by the Corporation, but have not been funded.

The Union Bank Company sponsors supplemental income plans, these non-qualified retirement plans benefit certain individuals designated by the Board of Directors of the bank.  The supplemental income plans provide eligible individuals with supplemental retirement benefits, the amount of which is based upon the individual’s years of service with The Union Bank Company.  Currently, Mr. Schutt and Mr. Young are among those persons who participate in the plan.  The formula by which benefits are determined is based upon age, years of service, age at retirement and actuarially determined variables.  Under his plan, Mr. Schutt’s annual retirement benefit, if he retires at age 65, will be $40,000 per year for fifteen years.  However, as mentioned above, Mr. Schutt is not currently vested in his plan.  All of Mr. Schutt's deferred income in his plan will be forfeited if he leaves the Corporation before he vests in the plan and no other  triggering event (described below) takes place.  Under his plan, Mr. Young’s retirement benefit, if he retires at age 65, will be a lump sum of approximately $144,000.   The current accrued value of the named executive’s plans are $67,055 and $3,188 for Mr. Schutt’s and Mr. Young’s plans, respectively.

Benefits under the supplemental income plan become payable when the designated individual’s employment terminates with The Union Bank Company due to normal retirement, early retirement, death or disability.

Potential Payments upon Termination or Change in Control.

The following section describes the potential payments and other benefits that would have been received by each named executive if there had been a change in control or other termination of their employment with the Corporation on the last day of 2006.

While the definition of change in control varies among our various agreements and plans, in general a "change in control" means a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation.

Daniel W. Schutt

Under the terms of Mr. Schutt's employment agreement, he would have received no change in control payment as of the end of 2006.   Under Mr. Schutt's Salary Continuation Agreement, in the event of a change in control at the end of 2006, Mr. Schutt would be entitled to receive annual payments of $40,000 for the 15 years after the change in control.

In the event that Mr. Schutt was terminated without cause at the end of 2006, Mr. Schutt would have been entitled to a payment equal to his base salary through the end of the term of the employment agreement and no other payments under either employment agreement or his Salary Continuation Agreement.

In the event that Mr. Schutt left the employment of the Corporation for any other reason  (including death, disability, retirement, termination for cause, or resignation) at the end of 2006, he would only have been entitled to compensation through the last date of the employment under his employment agreement.  Under his Salary Continuation Agreement, because Mr. Schutt was not 62 years of age at the end of 2006, in the event that he left the employment of the Corporation for any of these reasons, other than disability or death, he would have been entitled to no payments.

Under his Salary Continuation Agreement, in the event that Mr. Schutt became disabled at the end of 2006, he would be entitled to aggregate payments equal to $67,055 paid in 180 consecutive equal monthly installments beginning 30 days after his separation of service due to the disability.

In the event that Mr. Schutt died at the end of 2006, under his Salary Continuation Agreement, his beneficiaries would have been entitled to receive annual payments of $40,000 for the 15 years after Mr. Schutt's termination of employment.

Brian D. Young

Under the terms of Mr. Young's employment agreement, if a change in control were to have occurred at the end of 2006, Mr. Young would have been entitled to the lesser of $341,250 (2.5 times his base salary), or one dollar less than the largest amount that could be paid to him without the payment qualifying as a "parachute payment" under Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.  The Corporation would have had to make the payment within 15 days of the change in control.  The Corporation would also have to pay the premiums for Mr. Young's COBRA insurance for one year following the termination.

Also, in the event that Mr. Young's employment were terminated in connection with the change in control, he also would be entitled to the entire amount accrued under his Salary Continuation Agreement, or $3,188 to be paid within 90 days from the change in control.

In the event that Mr. Young was terminated without cause, or resigned due to (a) a material diminution of his duties, responsibilities, compensation or benefits, (b) a reduction in his base salary, (c) a required relocation of more than 20 miles from Columbus Grove, Ohio, or (d) a disagreement as to the strategic plan of the Corporation, Mr. Young would be entitled to the same benefits as if a change in control happened.  In addition, in such event, Mr. Young would have been entitled to a payment of $3,188 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young was terminated for cause, Mr. Young would be entitled to payment of his base salary through the end of his employment, and no further payments.

In the event that Mr. Young voluntarily resigned other than for the reasons listed above, or was disabled at the end of 2006, he would be entitled to payment of his base salary through the end of his employment, and would be entitled to a payment of $3,188 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young's employment with the company terminated due to death at the end of 2006, his beneficiaries would be entitled to the payment of his base salary through the end of his employment, and would be entitled to a payment of approximately $144,000.

Compensation of the Outside Directors

The following table contains information concerning the compensation earned in 2006 by our directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Robert L. Benroth	$15,200 (1)		$15,200
Robert L. Dillhoff	15,200 (1)		15,200
Joe S. Edwards, Jr.	16,700 (2)		16,700
P. Douglas Harter	12,000 (3)		12,000
James N. Reynolds	18,200 (4)	$50,000	68,200
H. Edward Rigel	14,600 (5)		14,600
David P. Roach	14,600 (5)		14,600

Name	Fees Earned or Paid in Cash ($	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($
Daniel W. Schutt	-		-
R. Steven Unverferth	15,200 (1)		15,200

(1)

Constitutes $8,000 in compensation for service on the Board of Directors of the Corporation and $7,200 for service on the Board of Directors of The Union Bank Company.

(2)

Constitutes $8,000 in compensation for service on the Board of Directors of the Corporation, $1,500 in compensation for service as Chairman of the Audit Committee for 2006, and $7,200 for service on the Board of Directors of The Union Bank Company.

(3)

Constitutes $6,000 in compensation for service on the Board of Directors of the Corporation and $6,000 for service on the Board of Directors of The Union Bank Company.

(4)

Constitutes $8,000 in compensation for service on the Board of Directors of the Corporation, $3,000 in compensation for service as Chairman of the Board, and $7,200 for service on the Board of Directors of The Union Bank Company.

(5)

Constitutes $8,000 in compensation for service on the Board of Directors of the Corporation and $6,600 for service on the Board of Directors of The Union Bank Company.

The Corporation's directors receive up to $8,000 annual compensation for their service on the Board of Directors of United Bancshares and up to $7,200 for their service on the Corporation’s wholly owned subsidiary The Union Bank Company. Additionally, the Chairman of the Board receives $3,000 and the Chairman of the Audit Committee receives $1,500 for their service in these positions.  Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.

As a result of its 2000 acquisition of the Bank of Leipsic (“Leipsic”), The Union Bank Company, the Corporation’s wholly owned subsidiary, has an agreement to provide retirement benefits to Mr. Reynolds, who previously served as the President of Leipsic.  Under the agreement $50,000 is paid per year till 2021.  At December 31, 2006 the net present value (based on the 7% discount rate) of future deferred compensation payments amounted to approximately $466,000.

Mr. Harter and Mr. Dillhoff were issued 13,720 options in May of 1997 with an exercise price of $10.40 per share. During 2006, Mr. Harter and Mr. Dillhoff each exercised 13,720 options resulting in 9,802 shares being tendered under a pyramiding transactions exercise method. The fair value of shares received by each was approximately $79,000. Mr. Roach holds the only options currently outstanding. Mr. Roach may tender his 12,006 remaining outstanding options (average exercise price of $12.95 per share, issued in May of 1998 and 2000) under the pyramiding transactions exercise method. As of December 31, 2006, the fair value of the shares that may be tendered amounted to $53,427. The value of these options or their realized value at exercise are not included in the table above.

Report of the Compensation Committee on Executive Compensation

The compensation of executive officers of the Corporation and each of the subsidiaries includes (i) base salary and (ii) annual cash bonuses.  Executive officers also receive various benefits generally available to all employees of the Corporation, such as participation in a defined contribution profit-sharing plan and medical plans.  The compensation committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management of the Corporation and has recommended its inclusion in the Corporation's annual report on Form 10-K and in this Proxy Statement.

The Compensation Committee of the Board of Directors:  David P. Roach, Robert L. Dillhoff and R. Steven Unverferth.

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the current year is Clifton Gunderson LLP, 1400 Edison Plaza, 300 Madison Avenue, Toledo, Ohio 43604.  A representative of the principal accountant will be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Clifton Gunderson for professional services rendered for the annual audit of the Corporation's consolidated financial statements for the 2006 and 2005 fiscal years and the reviews of the consolidated financial statements included in the Corporation's Quarterly Reports on Form 10-Q were $92,400 in 2006 and $89,500 in 2005.

Audit-Related Fees

The aggregate fees billed by Clifton Gunderson for assurance and related services that are reasonably related to the performance of the audit of the Corporation’s financial statements and not reported under “Audit Fees” were $13,000 for 2006 and $23,500 for 2005.  The services for the fees disclosed under this category relate to the audit of the Corporation's ESOP benefit plan in 2006, and audits of the Corporation's 401(k) and ESOP benefit plans in 2005, including a short-period audit of each plan as a result of the 2005 merger of the plans.

Tax Fees

The aggregate fees billed by Clifton Gunderson for professional services rendered for miscellaneous tax matters was $1,475 in 2005 (none in 2006).

All Other Fees

There were no other fees of Clifton Gunderson not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Corporation.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by Clifton Gunderson.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by Clifton Gunderson to the Corporation is compatible with maintaining Clifton Gunderson’s independence.

2008 ANNUAL MEETING

In order for any shareholder proposal for the 2008 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation’s proxy statement relating to that meeting and to be presented for shareholder action at that meeting, it must be received by the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830, prior to November 21, 2007.  The form of proxy distributed by the Corporation with respect to the 2008 Annual Meeting of Shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting if the Corporation does not receive notice of that matter at the above address prior to February 4, 2008.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting.  However, if other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Corporation.

By order of the Board of Directors

Daniel W. Schutt

President and Chief Executive Officer

APPENDIX A

DEFINITION OF INDEPENDENT DIRECTOR

 "Independent director" means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(B) a director who accepted or who has a family member (as defined by NASDAQ) who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

(ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation,

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under NASDAQ's Rule 4350(d).

(C) a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(D) a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the company's securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the issuer who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

(F) a director who is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

(G) in the case of an investment company, in lieu of paragraphs (A)–(F), a director who is an "interested person" of the company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

APPENDIX B

CODE OF ETHICS

Applicable to CEO, CFO and Other Senior Financial Officers

I.  Introduction

The Board of Directors of United Bancshares, Inc. (the “Company”) has developed and adopted this Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller (collectively, the “Senior Financial Officers”).  The purpose of this Code of Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports filed by the Company; and to promote compliance with all applicable laws, rules and regulations that apply to the Company and its Senior Financial Officers.

II.  Honest and Ethical Conduct

While we expect honest and ethical conduct from all of our employees in all aspects of our business, we expect the highest possible honest and ethical conduct from our Senior Financial Officers.  A Senior Financial Officer owes a duty to the Company to act and perform his or her responsibilities with honest and ethical conduct.  In order to maintain the highest degree of integrity in the conduct of the Company’s business and to maintain a Senior Financial Officer’s independent judgment, conflicts of interest must be avoided.

A “conflict of interest” occurs when a Senior Financial Officer has any duties or interests, whether profession or personal, that are mutually incompatible and may conflict with the proper and impartial fulfillment of the Senior Financial Officer’s duties, responsibilities or obligations to the Company.  In particular, a Senior Financial Officer must never use or attempt to use his or her position at the Company to obtain any improper personal benefit for himself or herself, or for any other person.

Actions that might involve a conflict of interest, or the appearance of one, should be disclosed in writing to the Audit Committee for review.  If approval of such a situation is appropriate, the disclosure and approval will be filed in the Senior Financial Officer’s personnel file.  Senior Financial Officers who knowingly fail to disclose conflicts of interest are subject to discipline, up to and including dismissal.

III.  Disclosure

Senior Financial Officers are responsible for ensuring that the disclosure in the Company’s periodic reports is full, fair, accurate, timely and understandable.  Financial activities must be recorded in compliance with all applicable laws and accounting practices.  Knowingly making false, misleading or incomplete entries, records or documentation is strictly prohibited.

A Senior Financial Officer will be considered to have knowingly made false, misleading or incomplete entries, records or documentation if he or she knowingly (i) makes, or permits or directs another to make, materially false, misleading or incomplete entries in the Company’s, or any of its subsidiaries’, financial statement or records;  (ii) fails to correct materially false, misleading or incomplete financial statements or records; (iii) signs, or permits another to sign, a document containing materially false, misleading or incomplete information, or (iv) falsely responds, or fails to respond, to specific inquiries of the Company’s external accountant.

Any Senior Financial Officer who is aware of a materially false or misleading statement or an omission in any of the Company’s period reports is required to report the matter to the Audit Committee or the Chief Executive Officer promptly.

Senior Financial Officers are responsible for adequately supervising the preparation of financial disclosure in the period reports required to be filed by the Company.  Adequate supervision includes closely reviewing and critically analyzing the financial information to be disclosed.

IV.  Compliance

It is the Company’s policy to conduct its business in a responsible and ethical manner.  As such, we comply with all applicable laws, rules and regulations.  It is the responsibility of each Senior Financial Officer to adhere to the standards and restrictions imposed by these laws, rules and regulations that pertain to accounting and auditing matters and filing of periodic reports, as well as all other applicable laws that relate to the Company and the conduct of its business.

If a Senior Financial Officer suspects that a situation violates any applicable law, rule, regulation or this Code of Ethics, he or she is to report that situation to the Internal Auditor or the Chief Executive Officer.  No one will be subject to the retaliation because of a good faith report of a suspected violation.

If a Senior Financial Officer fails to comply with this Code of Ethics or any applicable laws or regulations, he or she is subject to disciplinary measure, up to and including discharge.

Review by Board:   February 20, 2007

APPENDIX C

UNITED BANCSHARES, INC.

Audit Committee Charter

The Audit Committee (“Committee”) of the Board of Directors (“Board”) of United Bancshares, Inc. (“Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of at least three directors as determined by the Board.  The members of the Committee will meet the independence and experience requirements of applicable NASD and Securities and Exchange Commission (“SEC”) rules and regulations.  Each member shall be able to read and understand fundamental financial statements at the time of his or her appointment, in accordance with Nasdaq National Market Audit Committee requirements.  At least one member of the Audit Committee shall be designated an “audit committee financial expert” as defined by and in accordance with the rules and regulations of the SEC.  The members of the Committee will be elected annually at the organizational meeting of the full Board held on the date of the annual meeting of stockholders and will be listed in the annual report to shareholders.  One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board.  Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the  financial statements and other financial information to be provided to shareholders and the SEC; (ii) compliance with legal and regulatory requirements; (iii) the system of internal controls that management has established; (iv) the external audit process; and (v) the auditing, accounting, and financial reporting process generally.  In addition, the Committee provides an avenue for communication between the independent auditor, financial management and the Board.  The Committee should have a clear understanding with the independent auditor that they must maintain an open and transparent relationship with the Committee.  The Committee is directly responsible for the appointment, compensation and oversight of the independent auditor engaged to prepare or issue an audit report on the financial statements of the Company.  The independent auditor shall report directly to the Committee.  The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  This is the responsibility of management and the independent auditor.

AUTHORITY

The Committee has the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company.  The Committee has the authority to retain and determine the funding for external professionals, including independent counsel and auditor, to render advice and counsel and assist in any investigation and performance of its functions at the Company’s expense.  The Committee may request any officer or employee of the

Company or the Company’s outside counsel or independent auditor to attend a Committee meeting or to meet with any members of or advisors to the Committee.  All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary.  Content of the agenda for each meeting should be cleared by the Committee Chair.  The Committee is to meet periodically in separate executive sessions with the  management, the internal auditors and the independent auditors.

ATTENDANCE

Committee members will strive to be present at all meetings.  As necessary or desirable, the Committee Chair may request that members of management, employees of the Company or representatives of the Company’s outside counsel or independent auditor be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1.

Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  This should be done in compliance with applicable NASD Audit Committee Requirements.

2.

Approve the selection, retention or termination of the Company’s independent auditor.

3.

Pre-approve all audit and permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide the permitted non-audit services, with exceptions provided for de minimis amounts under certain circumstances in accordance with the rules and regulations of the SEC and NASD.

4.

Review and discuss with the Company’s management and independent auditor the Company’s:  (a) the adequacy and effectiveness of the company’s internal control over financial reporting, including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

5.

Review with the Company’s management and independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.  Discuss with the independent auditor their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

6.

Review the scope and general extent of the independent auditor’s annual audit.  The Committee’s review should include an explanation from the independent auditor of the factors considered by the auditor in determining the audit scope, including the major risk factors.  The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.  The Committee will determine and approve the fee arrangement with the independent auditor.

7.

Inquire as to the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company.

8.

Have a predetermined arrangement with the independent auditor that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to filing Forms 10-Q.

9.

Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices proposed by management.

10.

At the completion of the annual audit, review with management and the independent auditor the following:

•

The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•

Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•

Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.  Inquire about the cooperation received by the independent auditor during their audit, including access to all requested records, data and information.  Inquire of the independent auditor whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•

Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61, as amended, relating to the conduct of the audit.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

11.

After preparation by management and review by the independent auditor, approve the report required under SEC rules to be included in the Company’s annual proxy statement.  The charter is to be published as an appendix to the proxy statement every three years.

12.

Discuss with the independent auditor the quality of the Company’s financial and accounting personnel.  Also, elicit the comments of management regarding the responsiveness of the independent auditor to the Company’s needs.

13.

Meet with management and the independent auditor to discuss any recommendations that the independent auditor may have, particularly those characterized as ‘material’ or ‘serious’.  Typically, such recommendations will be presented by the independent auditor in the form of a Letter of Comments and Recommendations to the Committee.  The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

14.

Review and pre-approve related-party transactions in accordance the rules and regulations of the NASD.

15.

Establish procedures for receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.

Obtain from the independent auditor assurance that they will inform Company management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company’s financial statements, and assure that such information has been conveyed to the Committee.

17.

Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements or on the Company’s contingent liabilities and risks.

18.

As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

APPROVED:  Amended – February 17, 2004

Reviewed:  Approved February 15, 2005

Reviewed:  Approved February 21, 2006

Reviewed:  Approved February 20, 2007

APPENDIX D

CHARTER OF NOMINATING COMMITTEE

OF BOARD OF DIRECTORS

I.

STATEMENT of POLICY

This Charter specifies the scope of the responsibilities of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of United Bancshares, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal and (v) provide oversight in the evaluation of the Board and each committee.

II.

ORGANIZATION and MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of The Nasdaq Stock Market  and the Securities and Exchange Commission; provided that one director who does not meet the Nasdaq independence criteria may serve on the Committee pursuant to the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed by the Board and shall serve

Until their successors are duly elected and qualified or their earlier resignation or removal.  Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.  The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represented quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements.   Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements.   The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III.

MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, but not less frequently than once each year, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.

COMMITTEE AUTHORITY & RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

1.

Evaluate and select, or recommend to the Board, directors nominees for each election of directors.

2.

Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3.

Consider any nominations of director candidates validly made by stockholders.

4.

Review from time to time the Board’s committee structure and review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

The Committee may be asked to assist the Board:

1.

In developing criteria for the evaluation of Board and committee performance.

2.

In its evaluation of the performance of the Board and each committee of the Board.

3.

Perform any other activities consistent with this Charter.

The Committee is to regularly report to the Board regarding the foregoing and to periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Reviewed by Board February 20, 2007